UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2019

Commission File Number 000-55918

MUSCLE MAKER, INC.

(Exact name of small business issuer as specified in its charter)

California	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

308 East Renfro Street, Suite 101, Burleson, Texas 76028

(Address of principal executive offices)

732-669-1200

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2019, Jeff Carl was appointed as a director of Muscle Maker, Inc. (the “Company”). Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Carl had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. No arrangement or understanding exists between Mr. Carl and any other person pursuant to which Mr. Carl was selected as a director of the Company.

On September 3, 2019, the Company entered into a letter agreement with Mr. Carl. The letter agreement set forth certain terms pursuant to which the director will serve as director of the Company. The letter agreement provides that Mr. Carl will receive an annual cash fee of $9,000 as consideration for his service as a director. In addition, Mr. Carl will receive 10,000 shares of common stock per year for service as director, 1,300 shares of common stock per year for service on each committee and 1,000 shares of common stock per year for service as chair for such committee. The shares of common stock for committee service will be limited to two committees.

Since 2017, Mr. Carl has served as Executive Director of Nice & Company, an ad agency with a focus on print, TV, digital, experiential and mobile, and as an independent consultant to the restaurant industry. From 2013 to 2017, Mr. Carl served as the Chief Marketing Officer for Taco Bueno Restaurants and from 2009 to 2013 as the Chief Marketing Officer of Tavistock Restaurants LLC. Mr. Carl received a BA from Wake Forest University in 1977 and a MBA from University of North Carolina Chapel Hill in 1979.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MUSCLE MAKER, INC.

		By:	/s/ Michael Roper
		Name:	Michael Roper
		Title:	Chief Executive Officer

Date:	September 9, 2019
Burleson, Texas